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                                                                   EXHIBIT 10.66

                       CONTRACT FOR PURCHASE AND SALE OF
                             COMMERCIAL REAL ESTATE


         THIS CONTRACT FOR PURCHASE AND SALE OF COMMERCIAL REAL ESTATE (hereinafter referred to as the "Contract") is made and entered into as of the Effective Date (as such term is hereinafter defined) by and between BRUNNER COMPANIES INCOME PROPERTIES, L.P. I, A DELAWARE LIMITED PARTNERSHIP (hereinafter referred to as the "Seller") and NTD REALTY INVESTMENTS, LLC, A LIMITED LIABILITY COMPANY (hereinafter referred to as the "Purchaser").


                                  WITNESSETH:

         WHEREAS, Seller is the fee simple owner of certain improved commercial real estate located in Greenville County, South Carolina, being known as White Horse Plaza; and

         WHEREAS, Seller desires to see and Purchaser desires to purchase the property hereafter described, at the price and on the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 ($10.00) DOLLARS, the mutual covenants, terms and conditions set forth herein, and other good and valuable considerations in hand received by each party from the other, the receipt, adequacy and sufficiency of which is hereby mutually acknowledged, Seller and Purchaser hereby covenant and agree as follows:

1. PROPERTY. Seller agrees to sell and Purchaser agrees to buy all of the following described property owned by Seller located in Greenville County, South Carolina described in subparagraphs (a) through (h) below (hereinafter collectively referred to as the "Property"):

         (a) Real Property. All of Seller's rights, title and interest in and to that certain tract of parcel of land more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as "Land").

         (b) Improvements. All of Seller's rights, title and interest in and to improvements of any kind located on, over or beneath the Land (hereinafter collectively referred to as the "Improvements"), including, without limitation, buildings, structures, parking areas and landscaping.

         (c) Rights and Appurtenances. All and singular the rights and appurtenances of Seller pertaining to the Land, including all of Seller's right, title and interest in and to any

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                  easements, adjacent streets, alleys, rights-of-way, licenses, and other rights, privileges and interests in any way pertaining to, affecting or servicing all or any part of the Land.

         (d) Personal Property. All of Seller's rights, title and interest in and to all property, tangible and intangible, not constituting Land or Improvements, located on or used in connection with the Land and Improvements, including but not limited to furniture, fixtures, heating and ventilating equipment, air conditioning equipment, trade fixtures, computer equipment and computer software, tools and maintenance equipment and supplies, shades, blinds and carpeting (hereinafter referred to as the "Personalty").

         (e) Intangible Property. The "Intangible Property", as referred to herein, shall consist of (to the extent of assignable) all designs, trade names, service marks, contract rights, trade marks, logos, copyrights, all goodwill associated with the ownership or operation of said property and other items of intangible property including, without limitation the name "White Horse Plaza".

         (f) Building Plans. All maps, plans, surveys, drawings, specifications, financial books and records, reports and other documentation in Seller's possession and pertaining to the Property (hereinafter collectively referred to as the "Building Plans").

         (g) Occupancy Agreements. All Leases (as said term is hereinafter defined), licenses, and other agreements to occupy all or any part of the Land and Improvements and other sums due or, to become due after the Closing Date (as said term is hereinafter defined) under each such lease, license and agreement and all guarantees by third parties thereunder and all lease security deposits. Seller represents and warrants that a true, correct and complete listing of all the Leases, licenses and other agreements that are in effect at the time of this Contract are set forth on Exhibit "B" attached hereto and made a part hereof.

         (h) Permits. All licenses, permits, consents, authorizations, certificates of occupancies, franchises and similar documentation issued by federal, state, county or municipal authority relating to the use, maintenance or operation of the Property running to, or in favor of the Seller or the Property.

(2)      PURCHASE PRICE.

         (a) Purchase Price. The total purchase price for the Property is THREE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100THS ($3,250,000.00) DOLLARS (hereinafter referred to as the "Purchase Price").


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         (b)      Terms of Payment. The Purchase Price shall be subject to
                  adjustments on the Closing Date for prorations, credits and charges provided for in this Contract and shall be payable in cash, certified funds or wire transfer at the Closing (as said term is hereinafter defined).

3.       EARNEST MONEY.

         (a) Within two (2) business days after receipt by Purchaser of a fully executed copy of this Contract, Purchaser will deposit the sum of FIFTY THOUSAND AND NO/100THS ($50,000.00) DOLLARS with the law firm of Johnson, Smith, Hibbard & Wildman Law Firm, L.L.P., whose address is 220 North Church Street, Spartanburg, South Carolina 29304 (hereinafter referred to as the "Escrow Agent") as earnest money (hereinafter referred to as the "Earnest Money"). The Earnest Money shall be deposited by the Escrow Agent into a non interest-bearing account. The Earnest Money, together with all interest thereon, shall be held by the Escrow Agent and shall be applied to the Purchase Price at Closing or, in the event of a default under or termination of this Contract, shall be disbursed as provided herein.

         (b) The Earnest Money shall be held by Escrow Agent in an escrow account as described above and shall be disposed of and distributed only in accordance with the terms and provisions of this Contract. Escrow Agent shall have no duties or responsibilities except for those expressly set forth herein. Escrow Agent shall not be bound by any modification of this Contract unless the same is in writing and signed by Purchaser and Seller, and to the extent Escrow Agent's duties hereunder will in any way be affected by said modification, Escrow
                  Agent will be bound only if Escrow Agent shall have given its prior written consent thereto. In performing its duties hereunder, Escrow Agent shall not incur any liability to any party for any damages, losses or expenses, except for its gross negligence or willful misconduct. Accordingly, Escrow Agent shall not incur any liability with respect to any action taken or omitted in good faith reliance upon advice of its legal counsel or in reliance upon any instrument, including any written notice or instruction provided by either of the parties to this Contract, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Contract. Seller and Purchaser hereby agree to indemnify and hold Escrow Agent harmless from and against any and all losses, claims, damages, liabilities and expenses, including reasonable cost of investigation and reasonable attorney's fees and disbursements that may be imposed upon or incurred by Escrow Agent in connection with the acceptance or performance of its duties hereunder, including without limitation, any litigation arising out of this Contract. In the event that Escrow Agent shall be uncertain as to the Escrow Agent's duties or rights hereunder, or shall receive instructions


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                  from Purchaser and Seller, which, in the Escrow Agent's
                  opinion, are in conflict with one another or with any of the provisions hereof, the Escrow Agent shall be entitled to continue to hold the Earnest Money until the Escrow Agent receives written notice from Seller and Purchaser directing the disbursement of said Earnest Money, in which case Escrow Agent shall disburse said Earnest Money in accordance with said direction; or the Escrow Agent shall deposit the Earnest Money with an appropriate court and commence an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party in any such action; or, in the event litigation is commenced between Seller and Purchaser, Escrow Agent deposit the Earnest Money with the clerk of the court in which said litigation is pending. Escrow Agent's only rights and obligations hereunder shall be its rights and obligations with respect to the holding, disbursement and payment of the Earnest Money as set forth in this Contract.

4. CLOSING. The sale of the Property shall be closed (the "Closing") in the offices of H. Dennis Panter & Associates, Attorneys at Law, 1827 Powers Ferry Road, Building 10, Suite 200, Atlanta, Georgia 30339 at a time mutually agreed upon in writing by Purchaser and Seller at least five (5) days before such closing date (hereinafter referred to as the "Closing Date"); provided, however, that the Closing shall take place no later than the tenth (10th) day following the expiration of the Inspection Period (as said term is hereinafter defined), unless Purchaser and Seller mutually agree in writing to an extension of the Closing Date. In the event Purchaser and Seller do not agree as to the time of Closing, the Closing shall occur at 10:00 a.m. at the offices of H. Dennis Panter & Associates at the address set forth above on the tenth (10th) day following the expiration of the Inspection Period. However, Purchaser and Seller may conduct the Closing by delivering all required documents and funds to the Escrow Agent via overnight delivery or by other means without the necessity of the parties, or their representatives, being required to be present at such location for the Closing to occur.

5. POSSESSION. Full and exclusive possession of the Property shall be delivered to Purchaser at Closing, free and clear of all liens, encumbrances, taxes and assessments and any other matters affecting title to the Property, except for the Permitted Exceptions (as such term is hereinafter defined) and rights of Tenants (as said term is hereinafter defined) under the Leases. The Property will be delivered in the same condition as it exists on the Effective Date, reasonable wear and tear excepted.

6. EXAMINATION OF TITLE. Purchaser shall at Purchaser's expense obtain within twenty (20) days after the Effective Date, a current title commitment for title insurance (hereinafter referred to as the "Title Commitment") from a title insurance company satisfactory to the Purchaser. If the Title Commitment or Survey (as such term is hereinafter defined) contains or reflects any encumbrances, defects, liens, objections or encroachments which Purchaser does not waive (hereinafter referred to as the "Objections"), Purchaser shall submit to Seller within the twenty (20) day period following the Effective Date a written statement of such


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         Objections. Seller shall then have ten (10) days, or such longer period as Purchaser may approve, from the date of notification to cure or remove said Objections. If Seller elects not to or is unable to cure or remove such Objections, then Seller shall notify Purchaser of its election not, or inability, to cure or remove the Objections within said time period and Purchaser shall then have the right, upon written notice to Seller, either (a) to terminate this Contract or (b) to waive such Objections and complete the purchase of the Property in accordance with the terms and conditions hereof. In the event Seller does not provide Purchaser with notice of its election or ability, to cure or remove the Objections within said time period, Purchaser is deemed to be notified that Seller will not cure or remove the Objections. If Purchaser terminates this Contract in accordance with this paragraph, the Earnest Money shall be returned promptly to Purchaser and from and after such termination, neither party shall have further rights, duties, or obligations hereunder. All matters set forth in the Title Commitment and Survey, approved by Purchaser in accordance herewith, and all Objections waived by Purchaser, shall constitute permitted exceptions (the "Permitted Exceptions") affecting the Property; provided, however, Seller shall have no obligation, except as otherwise set forth herein, to cure any matters of title listed on Schedule B,
         Part I of the Mortgagee's Policy of Title Insurance issued by First American Title Insurance Company, being Policy No. FA-MM-6392, which reflects an effective date of June 1, 1998. From and after the date of the Title Commitment until the Closing Date, Purchaser may from time to time make further examination of the title to the Property and update the Survey and Purchaser may thereafter object to any matter of title or Survey first appearing after the date of the Title Commitment.
         Seller shall have until the Closing Date to cure or remove such Objections. If Seller is unable or refuses to remove or cure such additional Objections within the time period above, then Purchaser shall be entitled to exercise its rights enumerated in this paragraph above.

7. SURVEY. Within five (5) business days after the Effective Date, Seller shall deliver to the Purchaser a copy of any as-built plat of survey of the Land in the Seller's possession. During the Inspection Period, Purchaser may, at its sole option and expense, secure a current as-built survey (the "Survey") of the Property dated after the Effective Date of this Contract prepared by a licensed professional engineer or surveyor selected by Purchaser (the "Surveyor"), in form sufficient to permit a title company to delete the standard survey exception on an Owner's Title Policy. The property description to be contained in the Deed (as such term is hereinafter defined) to be delivered by Seller to Purchaser shall follow the metes and bounds description of the Property reflected in the Survey provided the same conforms with the metes and bounds description of the Property. In the event there exists a discrepancy between the Survey and the legal description whereby the Seller acquired title to the Property, the description contained on the deed by Seller will be the metes and bounds description whereby Seller acquired title to the Property and Seller will execute a Quit-Claim Deed in favor of Purchaser as to the metes and bounds description reflected on the Survey. It is a condition of this transaction that the Survey will not disclose any deficiency in the size or dimensions of the Land or encroachments from within or without except as shown on the Title Commitment and as accepted and approved by Purchaser. If



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         Seller will not or does not cure any deficiencies and/or encroachments disclosed by the Survey, within the time periods set forth in Paragraph 6 above, Purchaser may upon written notice to Seller terminate this Contract or waive such deficiencies and/or encroachments and in the event of such waiver the same shall constitute Permitted Exceptions. If and in the event of such waiver the same shall constitute Permitted Exceptions. If Purchaser shall fail to give any such notice, all such deficiencies and/or encroachments shall become "Permitted Exceptions" as described above. If Purchaser terminates this Contract in accordance with this paragraph, the Earnest Money shall be returned promptly to Purchaser and from and after such termination, neither party shall have any further rights, duties, or obligations hereunder.

8. CONDITIONS PRECEDENT. Purchaser's obligations to close hereunder are specifically contingent upon the satisfaction or performance of the following:

         (a) Seller obtaining an agreement with Wal-Mart Stores, Inc. ("Wal-Mart") whereby Wal-Mart releases any and all leasehold interest it has in and to the Property. The agreement with Wal-Mart must also modify the restrictive covenants contained in the lease in favor of Wal-Mart which restricted the Property from certain specific uses until October 31, 2006, which restricted uses included the prohibition of a discount department store, a wholesale club, warehouse club, or pharmacy/drug store on the Property. The agreement with Wal-Mart may be modified to reflect that the restrictions to remain imposed upon the Property will limit the Purchaser's right to place upon the Property a large department store containing 90,000 square feet or more.

         (b) Seller obtaining an agreement with Winn Dixie Greenville, Inc. ("Winn Dixie") whereby Winn Dixie releases any and all leasehold interest it has in and to the Property. The agreement with Winn Dixie must also terminate any restrictive covenants imposed upon the Property in the lease in favor of Winn Dixie.

         (c) Purchaser obtaining, at Purchaser's expense, a written Phase I Environmental Assessment ("Assessment") of the Property which shall include a detailed physical inspection of the Property and adjacent properties. The Assessment shall disclose any site characteristics that indicate the possible or actual presence of above or below grade site contamination of soils or ground water, and an investigation of any chemical use, storage, disposal or treatment on the Property. The Assessment shall include a complete documentary review of the Property, including, but not limited to, a 50-year chain of title, all applicable permits, environmental spill or upset records and filings from all state and local agencies, aerial photographs, interviews, and any other reasonably obtainable federal, state or local government records. The Assessment must show that the Property is free and clear from any environmental contamination and that no remediation work is required on the Property.


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         (d)      Seller negotiating a settlement with New York Life Insurance
                  Company, the mortgage holder on the Property, to insure that the Property is conveyed to the Purchaser free and clear of the mortgage and other loan documents in favor of New York Life Insurance Company.

                  If any of the foregoing conditions and contingencies have not been satisfied, performed, complied with, waived or otherwise modified herein as evidenced by written agreement between the Seller and Purchaser as of the expiration of the Inspection Period, then Seller shall give written notice to Purchaser and thereafter Purchaser shall have the right, at Purchaser's option, to waive same or terminate this Contract by written notice to the Seller and upon such notice of termination the Earnest Money shall be promptly returned to Purchaser and from and after such termination, neither party shall have any further rights, duties, obligations hereunder.

9.       ACCESS TO PROPERTY, DELIVERY OF DOCUMENTS AND INSPECTION PERIOD.

         (a) Access. From the Effective Date of this Contract to the Closing Date, Purchaser and its representatives shall be entitled to enter upon the Property to investigate all aspects of the Property to determine the suitability of the Property for Purchaser's intended use, subject to the rights of Tenants, if any. All inspections and studies shall be at Purchaser's sole expense.

         (b) Documents to be Delivered by Seller. Within two (2) business days after the Effective Date of this Contract, Seller shall deliver or make available for Purchaser's review at Seller's sole expense, the following documents:

                  (i) Leases and Property Contracts. True and correct copies of all Leases affecting the Property, together with a current rent roll, and true and correct copies of all Property Contracts (as such term is hereinafter defined); and

                  (ii) Documents. To the extent currently in Seller's possession and pertaining to the ownership or operation of the Property, copies of all architectural and engineering plans and specifications; surveys; title insurance policies; certificate(s) of occupancy; ad valorem tax receipts; utility invoices; expense reports and monthly operating reports for the Property for the past two
                           (2) years (all of such documents hereinafter collectively referred to as the "Documents").

         (c) Inspection Period. Purchaser shall have twenty (20) days from the Effective Date (the "Inspection Period") in which to conduct any environmental study, inspections, soil tests and other investigations of the Property, including, but not limited to, the physical condition of any improvements and mechanical and electrical systems, which Purchaser deems prudent and to determine whether, in Purchaser's sole


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                  discretion, the Property is suitable for Purchaser's purposes in all respects, including, but not limited to, the matters specified in paragraphs 6 and 7 above. Purchaser shall be responsible for the payment of any inspection fees, appraisal fees, engineering fees or other expenses of any kind incurred by Purchaser during its inspection or investigation of the Property. All inspections and investigations performed by the Purchaser, or Purchaser's agents, employees, contractors or representatives shall be done in a reasonable manner so as to not to interfere with the current occupancy and use of the Property by Seller and/or its Tenants. During this Inspection Period, Purchaser is granted permission by the Seller to obtain a lease verification from the Tenants on the Property to determine the status of the existing Leases (as said term is hereinafter defined). In the event Purchaser determines the Property is not suitable for Purchaser's intended use because of (i) a title defect which Seller has not or will not cure,
                  (ii) environmental contamination on the Property or (iii) Seller's inability to obtain agreements to terminate the Winn Dixie or Wal-Mart leases (the "Contingencies"), Purchaser may, at its option, terminate this Contract by written notice to seller on or before the end of the Inspection Period, and upon such termination by the Purchaser, the Escrow Agent shall promptly return the Earnest Money to Purchaser without further authorization or direction from any person. From and after such termination and disbursement, neither party shall have any further rights, duties or obligations hereunder. In the event Purchaser fails to terminate this Contract because one of the Contingencies has not been met but fails to close within the time allowed in this Contract, then the Escrow Agent shall forward the Earnest Money to Seller, and Seller may commence and maintain an action for specific performance.

         (d) AS-IS CONDITION. Except otherwise expressly provided for in this Contract, seller makes no representations or warranties, express or implied, concerning any matters involving the Property. Purchaser acknowledges and agrees that Purchaser is purchasing the Property "as-is", "where-is" and "with all faults" and further acknowledges and agrees that Seller hereby expressly disclaims any and all implied warranties concerning the condition of the Property and any portion thereof, including, but not limited to, the implied warranties of habitability, merchantibility or fitness for a particular purpose.

10. DOCUMENTS TO BE DELIVERED AT CLOSING. The following documents shall be executed and delivered by the designated parties at Closing (hereinafter referred to as the "Closing Documents"):

         (a) DEED. A fully executed and acknowledged Limited Warranty Deed in recordable form executed by Seller (hereinafter referred to as the "Deed"), conveying insurable fee simple title to the Property to Purchaser free and clear of any and all liens, encumbrances, conditions, easements, servitudes, assessments, reservations, and


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                  restrictions except for the Permitted Exceptions and rights of Tenants under the Leases.

         (b) Quit-Claim Deed. Pursuant to the provisions of Paragraph 7 hereof, if necessary or required, a Quit-Claim Deed shall be executed by Seller to Purchaser conveying any and all interest it may have in and to the property set forth on the Survey.

         (c) Organizational Documents. Purchaser may obtain certificates of existence or incumbency and certificates of good standing and authorization to conduct business for Seller's business entity in South Carolina or such other documentation for Seller's business entity from the various states as Purchaser desires. Seller agrees to execute a reasonable resolution authorizing the sale hereunder.

         (d) Bill of Sale. A bill of sale executed by Seller to Purchaser conveying all of seller's rights, title and interest, if any, in and to the Personalty.

         (e) Assignment of Leases. An Assignment and Assumption of Leases and Security Deposits between the parties whereby Seller transfers and assigns to Purchaser all of Seller's rights, title and interest in and to any and all Leases, licenses, occupancy agreements, or other agreements demising space in, or otherwise similarly affecting or relating to, the Improvements or Land (hereinafter collectively referred to as the "Leases") and all of Seller's rights, title and interest in and to the security deposits (hereinafter referred to as the "Security Deposits") paid by tenants (hereinafter referred to individually as "Tenant" and collectively as "Tenants") under the Leases, and whereby Purchaser specifically assumes Seller's obligations under the Leases, except for any leasing commissions due, or to become due, for any period from and after the date of the Closing (hereinafter referred to as "Leasing Commissions"). Seller represents and warrants that there are no leasing commissions due for the Property. Seller shall deliver all original Leases in Seller's possession to Purchaser at closing. Purchaser and Seller shall also execute and deliver a written notice to Tenants regarding Purchaser's purchase of Property. Seller shall use reasonable efforts to obtain a Lease Estoppel Certificate executed by each Tenant under the Leases clearly identifying that there exist no defaults on behalf of the Landlord or Lessor under said Leases and that the Leases are valid and remain in full force and effect and to the extent said certificates are obtained, Seller shall deliver the Lease Estoppel Certificates to Purchaser and Purchaser's lender, if any, at Closing.

         (f) Non-Foreign Affidavit. A certificate executed by Seller with respect to Seller's non-foreign status sufficient to comply with the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended, commonly known as the Foreign Investment in Real Property Tax Act of 1990, and all regulations applicable thereto.

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         (g)      Assignment of Warranties, Contracts, Property Contracts,
                  Licenses and Permits. To the extent they are assignable and relate to the Property, Assignments from Seller to Purchaser of all of Seller's rights, title and interest in and to any and all (i) assignable contracts or agreements, including but not limited to supply, maintenance, service, landscape, pest control, cable television, waste disposal, or utility contracts and agreements (hereinafter referred to as "Property Contracts"), (ii) licenses, permits, or similar documents, (iii) telephone exchanges and other identifying material, and (iv) plans, drawings, specifications, surveys, engineering reports, and other technical descriptions in Seller's possession. Purchaser specifically assumes Seller's obligations under those Property Contracts which Purchaser specifically elects in writing to continue. Seller shall deliver the original Property Contracts and any warranties, licenses and permits in Seller's possession to Purchaser at Closing. Any utility agreements in Seller's name not transferred to Purchaser shall be terminated by Seller as of Closing.

         (h) Records, Keys. Seller shall deliver originals (or if originals are not available, then true and legible copies) of all records relating to the operation of the Property then in Seller's possession, and all keys to the Property.

         (i) Other Documents. Such other documents, affidavits and instruments as may be reasonably required to effect or complete the transaction contemplated by this Contract.

         (j) Title Affidavit. An Affidavit from Seller in such form as may be reasonably required by a title company to insure over and delete the standard exceptions so as to provide the Purchaser a policy with extended coverage.

         (k) Owner's Title Policy. At the Purchaser's sole cost and expense, Purchaser shall obtain an owner's title insurance policy issued by a title company satisfactory of Purchaser in favor of Purchaser in the amount of the Purchase Price. The owner's title policy shall insure fee simple title to the Property in Purchaser, subject only to the Permitted Exceptions.

         (l) Management Agreements. Termination by Seller of all management agreements and similar contracts on the Property.

         (m) Affidavit. Execution by Seller of the required State of South Carolina Affidavit regarding the sale or conveyance of real property.

         (n) Termination. Termination of all Property Contracts not accepted by Purchaser.


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         (o)      Broker's Lien Waiver. A Broker's Lien Waiver signed by any entity entitled to a commission in connection with the sale of the Property from the Seller to the Purchaser.

11. SELLER'S WARRANTIES. Seller makes the following representations, warranties and covenants, as of the Effective Date of this Contract, which representations, warranties and covenants shall not survive the Closing.

         (a) If Seller is a corporation, partnership or other entity, Seller is duly organized and validly existing under the laws of the State of its organization and is duly authorized to do business in the State of South Carolina, has all requisite power and authority to enter into this Contract and to perform its obligations thereunder, and the Seller warrants that it has all requisite authority to do so.

         (b) From the Effective Date to the Closing Date, Seller agrees to continue to operate the Property in substantially the same manner in which it has operated the Property during its ownership and the Seller will provide notice to the Purchaser of any new Leases it intends to enter into the Property, and provide the Purchaser with the right to reasonably approve or reject any such new Lease.

         (c) Seller is not aware of any actions, suits, judgments, summons or proceedings, pending or threatened, related to or arising out of any actual or alleged violation or breach of any code, law, rule, requirement or regulation of any entity or authority having jurisdiction over the Property, and there are no such actions against Seller which do or may affect Seller's title to the Property or the Property in any way, and to Seller's knowledge, the operation thereof does not violate any code, law, rule, requirement or regulation of any entity or authority having such jurisdiction.

         (d) To the best Seller's knowledge, without investigation or inquiry, Seller has not, subsequent to its acquisition of the Property, used or caused or allowed to be used any "Hazardous Material" (as hereinafter defined) on, from, or affecting the Property in any manner which violates Federal, State or Local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacturing, refinement, handling, production or disposal of Hazardous Materials, and, to the best of Seller's knowledge, no prior owner of the Land, or any other Tenant, Subtenant, prior Tenant or Prior Subtenant has used Hazardous Material on, from, or affecting the Land in any manner which violates Federal, State or Local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacturing, refinement, handling, production or disposal of Hazardous Materials. As used herein the term "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous wastes (including without limitation, asbestos and asbestos-containing materials), hazardous or toxic substances or related material defined in Comprehensive

                  Environmental Response Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, State, or Local environmental laws, ordinances, rules, or regulations.

         (e) That except for that certain condemnation of a strip of land along White Horse Road (for which a price has been agreed and which price will be retained by Seller and will not be included within the legal descriptions of the Property conveyed to Purchaser), no notice has been received by Seller, nor any agent or employee of Seller that the Property or any portion thereof is or will be subject to or affected by any special taxes, levies or assessments, eminent domain, condemnation or similar proceedings other than those set forth as a Permitted Exceptions.

         (f) To the best of Seller's knowledge, the execution and delivery of this Contract and the consummation of this transaction shall not constitute a violation, breach or default by Seller of any term or provision of any other instrument of which Seller is a party or to which Seller may be subject.

         (g) All bills for labor, services, materials and utilities and all trade accounts which are in any way connected with or arise from the operation of the Property, or any portion thereof, and which were incurred by and are the sole responsibility of Seller, are current.

         (h) The are no outstanding options or contracts between Seller and any other person or entity for the sale or purchase of all or any portion of the Property.

         (i) There are no leasehold or other possessory interests of persons or entities in the Property other than as set forth in the Leases.

         (j) The Contract constitutes the valid and binding obligation of Seller and is fully enforceable against Seller in accordance with the terms hereof, subject to all rules of law and principles of equity generally applicable to the enforceability of legal obligations, including without limitation, bankruptcy, reorganization and other debtor relief laws.

         (k) To the best of Seller's knowledge without investigation or inquiry, there are no underground or aboveground storage tanks on or under the Land.

         (l) No federal, state or local taxing authority has asserted any tax deficiency, lien or assessment against the Property or Seller other than the lien for unpaid taxes for the current year, which has not been paid, or will be paid at Closing, and Seller is not challenging any such deficiency, lien or assessment.

         (m) That there has not been any work performed or material supplied to the Property at Seller's request or contract entered into for work to be performed or material to be supplied to the Property at Seller's request prior to the date hereof which has not been, or at the Closing Date will not be, fully paid for, except for work performed or material supplied to the Property prior to the Closing Date in the ordinary course of Seller's business, the costs and expenses which work and materials shall remain Seller's obligation.

         (n) Seller does not know of any structural defects to the Improvements located on the Property.

12. SELLER'S COVENANTS. Seller covenants and agrees with Purchaser that after the date hereof through the Closing Date, Seller shall:

         (a) Refrain from transferring any of the Property or creating any easements, liens, mortgages, encumbrances on or other interests or permitting any change to the zoning classification of the Property which will not be removed prior to Closing;

         (b) Refrain from entering into or amending any Property Contracts or other agreements regarding the Property (other than contracts in the ordinary and usual course of business and which are cancelable by the Seller without penalty within thirty (30) days after giving notice thereof);

         (c) Continue to meet its contractual obligations and keep in full force and effect existing fire, casualty, liability and extended coverage insurance for the Property;

         (d) Promptly furnish Purchaser with copies of all notices actually received by Seller of violation by Seller or the Property, of federal, state, city, or municipal laws, ordinances, regulations, orders, or requirements of departments of housing buildings, fire, labor, health, or other federal, state, city, or municipal departments or other governmental authorities having jurisdiction against or affecting Property or the use or operation against or affecting Property or the use or operation thereof and comply with the same as directed by Purchaser;

         (e) Continue to operate, maintain, repair and replace the Property in accordance with its customary practices;

         (f) Refrain from removing fixtures, furnishings, equipment or other items from the Property except to replace any such items with an item which is newer and in better condition than the existing item;

         (g) Fully comply with the terms of the leases, if any, and refrain from (i) amending any Leases, (ii) canceling any Leases, except for the Winn Dixie Lease and Wal-Mart Lease, or (iii) entering into any new Leases without the prior written approval of Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned;

         (h) Take all actions as are deemed necessary by Seller to cause the representations and warranties made by Seller herein to be true, correct and complete during the term of this Contract and notify Purchaser promptly of any actual or threatened occurrence which would cause any such representation or warranty to cease to be true, correct or complete in any material respect.

13. PURCHASER'S WARRANTIES. Purchaser makes the following representations, warranties and covenants, as of the Effective Date of this Contract, which representations, warranties and covenants shall be reaffirmed as of the Closing Date but which warranties shall not survive the Closing:

         (a) If Purchaser is a corporation, partnership or other entity, Purchaser is duly organized and validly existing under the laws of the State of its organization and is duly authorized to do business in the State of South Carolina, has all requisite power and authority to enter into this Contract and to perform its obligations thereunder, and the Purchaser warrants that it has all requisite authority to do so.

         (b) This Contract constitutes the valid and binding obligation of Purchaser and is fully enforceable against Purchaser in accordance with the terms hereof, subject to all rules of law and principles of equity generally applicable to the enforceability of legal obligations, including without limitation, bankruptcy, reorganization and other debtor relief laws.

14. DAMAGE, DESTRUCTION OR CONDEMNATION. If prior to the Closing Date (a) any material portion of the Property is damaged or destroyed by fire, the elements or by any other casualty, or (b) any material portion of the Improvements is taken or threatened by eminent domain, Purchaser may, by written notice to Seller within ten (10) days after Purchaser shall have received notice of the occurrence of such damage, the taking or threatened taking, elect to:

         (a) terminate this Contract, in which event the Escrow Agent will return the Earnest Money to Purchaser, and thereafter all parties shall be relieved and released of and from any further liability hereunder; or

         (b) proceed to Closing, without reduction of the Purchase Price, and Seller shall assign to Purchaser all of Seller's rights, title and interest in and to any insurance proceeds and/or awards that may be made for such damage or taking, and Seller shall have no liability to Purchaser with respect to such damage or taking. For purposes of this paragraph 14, the damage to or taking of the Property shall be deemed "material" if it affects five percent (5%) or more of the area of the Property or the Seller's estimated cost to repair exceeds $50,000.00; provided, however, in the event the damage or destruction is not material or Purchaser elects not to terminate the Contract, the Purchase Price shall be reduced by an amount equal to any deductible to which Seller will be subject as a result of such damage or destruction.

15. PRORATION. All normal and customarily pro ratable items, including without limitation, real estate and personal property taxes for the year 2001, operating expenses, special assessments, utility bills (normally billed to Seller, not to Tenants), rents, CAM charges and payments under Property Contracts which Purchaser elects to have assigned to it at Closing, shall be prorated as of 11:59 p.m. local time of the day prior to the Closing Date. Any and all deposits made by Seller or held by an utility company or other company providing similar services shall be returned to Seller. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence or estimates then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Purchaser; provided, however, Seller shall procure final meter readings of utilities normally billed to Seller as of the day before Closing. Seller shall arrange and pay the final billings on utilities through the date preceding the Closing Date and the Purchaser shall be responsible for utilities used on or after the Closing Date. No prorations shall be made in relation to rents delinquent as of the Closing Date, but Purchaser shall make a good faith attempt (however Purchaser shall not be required to institute any suit) to collect the same for Seller's benefit after the Closing and such collections, if any, shall be remitted to Seller promptly upon receipt by Purchaser up to the amount of rentals due for the period to the Closing; provided, however, such collections shall be applied first to rentals due for the current rental periods subsequent to the date of Closing and then to delinquent rents.

16.      DEFAULT.

         (a) If Purchaser terminates the Contract because of failure to satisfy one of the Contingencies, then Purchaser's sole remedy shall be the return of the Earnest Money. If Seller fails or is unable to comply with the other terms of this Contract, Purchaser may, at its sole and exclusive discretion, either terminate this Contract and receive a full refund of the Earnest Money, enforce specific performance of this Contract the Purchaser, if it is the prevailing party, shall be entitled to recover its reasonable attorney's fees.

         (b) If Purchaser fails or is unable to comply with its obligations under this Contract, and Seller is not in default hereunder, Seller shall have as its remedies the right to terminate this Contract and receive the Earnest Money, or to commence and maintain an action for specific performance. Purchaser and Seller acknowledge and agree that Seller's actual damages in such event is uncertain and difficult to calculate and that the Earnest Money constitutes a reasonable liquidation of the minimum amount of damages Seller would suffer upon Purchaser's breach of this Contract. In the event of lawsuit by Seller to seek specific performance of this Contract, the Seller, if it is the prevailing party, shall be entitled to recover its reasonable attorneys' fees.

17. REAL ESTATE COMMISSION. Seller agrees that upon the consummation of the Closing contemplated herein, it shall be responsible for payment of commissions to (i) NEW MARKET REALTY, INC. in the amount equal to Four (4%) percent of the Purchase Price, and (ii) HULL STOREY RETAIL GROUP, LCC in an amount to equal to Two (2%) percent of the Purchase Price. Seller agrees to pay these commissions at Closing, and not otherwise. Except as set forth herein, Purchaser and Seller hereby represent and warrant each to the other that they have not employed any broker or finder in connection with the transaction contemplated by this Contract, and each party shall indemnify and hold the other harmless from and against any claims, costs, fees, expenses and liabilities in connection with claims to fees, commissions or other compensation by any broker or finder allegedly employed by such party. New Market Realty, Inc. has acted as agent for the Purchaser, and Hull Storey Retail Group, LLC has acted as agent for the Seller.

18.      EXPENSES.

         (a) Purchaser's Expenses. Purchaser shall pay all transfer and conveyance taxes or document stamps on the Deed, all title insurance premiums and title examination costs, recording costs, intangible taxes or similar mortgage taxes due on any security instruments executed by Purchaser, the cost of performing the inspections provided for herein, and Purchaser's attorney's fees.

         (b) Seller's Expenses. Seller shall pay the cost of recording of releases or satisfactions of any existing liens or encumbrances on the Property and of any other corrective documents necessary to satisfy Objections to the title of the Property, and Seller's attorney's fees.

19. NOTICE. Any notice to be given hereunder shall be given by placing the notice in the United States mail, certified or registered, properly stamped and addressed to the address shown below or such other address as the respective party may direct in writing to the other, or by personal or receipted delivery to such address, or by overnight delivery, or by fax or telecopy to such address, and such notice shall be deemed to be received upon delivery or refusal to accept delivery or upon such personal or receipted delivery or upon the date of confirmed transmission and receipt for fax or telecopy notices:

         SELLER:           Brunner Companies Income Properties, L.P. I
                           363 Wheeler Road
                           Augusta, Georgia 30309
                           Attn:    James M. Hull
                           Phone:   (706) 855-4040
                           Fax:     (706) 868-7457
         with a copy to:   Hull Storey Retail Group, LLC
                           3632 Wheeler Road
                           Augusta, Georgia 30309
                           Attn:    Wayne Grovenstein
                           Phone:   (706) 855-4045
                           Fax:     (706) 863-4933

         PURCHASER:        NTD Investment Realty, LLC
                           784 Buckskin Circle
                           Norcross, Georgia 30093
                           Attn:    Nga Tina Dang
                           Phone:   (678) 467-3218
                           Fax:     (770) 381-3827

         with a copy to:   H. Dennis Panter & Associates, LLC
                           1827 Powers Ferry Road
                           Building 10, Suite 200
                           Atlanta, Georgia 30339
                           Attn:    H. Dennis Panter
                           Phone:   (770) 951-5566
                           Fax:     (770) 951-5533

         BROKER:           New Market Realty, Inc.
                           3650 Ashford Dunwoody Road
                           Suite 9-C
                           Atlanta, Georgia 30319
                           Attn:    Victor J. Gibbons
                           Phone:   (770) 457-8727
                           Fax:     (770) 457-8727

         BROKER:           Hull Storey Retail Group, LLC
                           3632 Wheeler Road
                           Augusta, Georgia 30909
                           Attn:    James M. Hull
                           Phone:   (706) 855-4040
                           Fax:     (706) 863-4933

         Any party may change its address for notice by providing notice to the remaining parties in accordance with the terms and conditions set forth above.

20. ENTIRE CONTRACT. This Contract contains all agreements between the parties hereto, and no agreement not contained herein shall be recognized by the parties or enforceable against either of them. This Contract may be modified only in a writing signed by Seller and Purchaser. The captions used in connection with the paragraphs of this Contract are for convenience only and shall not affect the meaning of the language contained herein.

21.      TIME IS OF THE ESSENCE OF THIS CONTRACT.

22. PARTIAL INVALIDITY. If any terms, covenant or condition of this Contract or the application thereof to any person or circumstance shall be invalid or unenforceable, the application of such term or provisions to other persons or circumstances shall not be affected thereby, and each term shall be valid and enforceable to the fullest extent permitted by law.

23. EFFECTIVE DATE. For purposes of this Contract, "Effective Date" shall mean the date when this Contract is last executed by either the Seller or Purchaser, and fully executed copies of the Contract are forwarded to the Seller or Purchaser, as applicable, including via facsimile. For purposes of determining the time for performance of any obligations hereunder, any such date falling on a Saturday, Sunday or legal holiday shall be deemed to be effective as of the next business day following such date.

24. GOVERNING LAW. This Contract shall be governed by and construed in accordance with the laws of the State of Georgia.

25. ASSIGNMENT. Purchaser shall have the right to assign or delegate its duties under this Contract to a partnership, limited partnership, limited liability company or corporate entity of which Nga Tina Dang is a partner, member or officer, as applicable. Notwithstanding such assignment, Purchaser shall remain liable for the fulfillment of Purchaser's obligations hereunder. Seller shall not assign, convey or otherwise hypothecate its interest in this Contract without the prior written consent of Purchaser.

26. ACCEPTANCE. The execution of this Contract by Purchaser and delivery hereof to Seller shall constitute an offer which shall be automatically revoked, withdrawn and terminated unless Seller acknowledges its acceptance of such by executing four (4) counterparts of this Contract and returning two (2) fully executed counterparts of the Contract, including execution by the brokers identified herein, to the Purchaser prior to 5:00 p.m. eastern time on the 28th day of September, 2001.

27. CONSTRUCTION. Should any provision of this Contract require judicial interpretation, it is agreed that the court interpreting or construing this Contract shall not construe it against one (1) party more strictly by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared such document; it being agreed that all parties have participated in the preparation hereof, and that the parties had opportunity to consult with legal counsel prior to its execution hereof.

28. COUNTERPARTS. This Contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

29. BINDING EFFECT. The provisions of this Contract shall be binding upon and inure to the benefit of Purchaser and Seller and their respective heirs, representatives, successors and assigns.

30. GENDER AND NUMBER. Within this Contract, words of either gender shall be held and construed to include other gender, words in the singular number shall be held and construed to include the plural, and words in the conjunctive shall be held and construed to include the disjunctive, unless the context requires otherwise.

31. PARAGRAPH HEADINGS. The paragraph headings contained in this Contract are for convenience only and shall in no way enlarge or limit the scope or meaning of the paragraphs hereof.

32. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any provision hereof to the contrary, the representations and warranties of Purchaser and Seller contained herein shall survive the Closing of the transaction contemplated hereunder but shall automatically expire on the date sixty days following the Date of Closing.

33. PURCHASING ENTITY. Seller acknowledges that while the Purchaser is in the process of finalizing its organization entity, all documents evidencing such structure have not yet been contemplated. Notwithstanding the foregoing, Seller executes this Contract with the intent to be bound thereby evidencing the Purchaser's right to acquire the Property, or in the event the organization structure has not been completed at the time of Closing, Seller acknowledges that title to the Property may be acquired in the name of the principal of the Purchaser, to wit, Nga Tina Dang.

         IN WITNESS WHEREOF, the undersigned parties have executed this Contract intending it to be an instrument under seal on the date set forth under their respective signatures.

PURCHASER:                                    SELLER:


BRUNNER COMPANIES INCOME                      NTD REALTY INVESTMENTS, LLC, A
PROPERTIES, L.P.I, A DELAWARE                 LIMITED LIABILITY COMPANY IN
LIMITED PARTNERSHIP                           THE PROCESS OF BEING ORGANIZED
                                              UNDER THE LAWS OF THE STATE
                                              OF SOUTH CAROLINA

BY: BRUNNER MANAGEMENT, L.P.,                 BY: /s/ Nga Tina Dang
    A DELAWARE LIMITED                           -------------------------------
    PARTNERSHIP,                                 NGA TINA DANG
    ITS GENERAL PARTNER
                                                 ITS:
BY: BCIP I & III, LLC, A GEORGIA                     ---------------------------
    LIMITED LIABILITY COMPANY
    ITS GENERAL PARTNER                          DATE: September 27, 2001
                                                      --------------------------
BY: /s/ James M. Hull
   ------------------------------
   JAMES M. HULL

   ITS: MEMBER MANAGER

   DATE: September 24, 2001
        -------------------------

BROKERS:

NEW MARKET REALTY, INC.

BY: /s/
    ---------------------------------

         ITS: Broker
              ------------------


HULL STOREY RETAIL GROUP, LLC

BY: /s/ JAMES M. HULL
    ---------------------------------
    JAMES M. HULL

         ITS: MEMBER MANAGER

                                  EXHIBIT "A"


All that certain piece, parcel or tract of land, situate, lying and being in the County of Greenville, State of South Carolina, containing 32.10 acres, more or less, and being shown and designated on plat entitled White Horse Plaza Shopping Center Stake-out Plan, dated February 28, 1986, revised July 8, 1986, prepared by Gray Engineering Consultants and Lindsey & Associates, Inc., recorded in the RMC Office for Greenville County, S.C. in Plat Book 12-U, at Page 96, and having, according to said plat, the following courses and distances:

To find the true Point of Beginning, commence at the intersection of the Southwest right-of-way of White Horse Road, being a 75 foot right-of-way, and the Northwest right-of-way of Bramlett Road, being a 100 foot right-of-way; thence N. 49-40 W. 375 feet along the Southwest right-of-way of White Horse Road to an iron pin, being the Point of Beginning; thence S. 40-20 W. 205.0 feet to an iron pin; thence turning and running, S. 49-06 E. 239.87 feet to an iron pin; thence S. 30-30 E. 59.42 feet to an iron pin on the Northwestern side of Bramlett Road; thence with the Northwestern side of Bramlett Road, the following courses and distances; S. 59-30 W. 394.97 feet to an iron pin; thence S. 57-49
W. 115.01 feet to an iron pin; thence S. 54-25 W. 110 feet to an iron pin; thence S. 51-50 W. 60.70 feet to an iron pin; thence S. 51-50 W. 50.70 feet to an iron pin; thence S. 47-50 W. 93.60 feet to an iron pin; thence S. 45-46 W.
100.25 feet to an iron pin; thence S. 42-26 W. 99.83 feet to an iron pin; thence
S. 39-36 W. 100 feet to an iron pin; thence S. 40-52 W. 125.33 feet to an iron pin; thence leaving said Bramlett Road, and running N. 61-29 W. 1,024.91 feet to a stone; thence turning and running, N. 50-08 E. 1,264.87 feet to a sweetgum; thence N. 49-41 E. 411.97 feet to an iron pin on the Southwestern side of White Horse Road; thence with the Southwestern side of White Horse Road, S. 49-40 E.
663.06 feet to the Point of Beginning.

                                  EXHIBIT "B"

                                     LEASES


(1)      Lease with Thuy Thi Ha under the trade name Nail City, dated March 1,
         1999

(2) Lease with Ostrow Textile Co., Inc. under the trade name Plej's, dated June 3, 1993

(3) Lease with Ultra JPM, Inc. under the trade name Ultra Tan, dated January 26, 1999

(4) Lease with MultiTax Services, Inc. under the trade name Jackson Hewitt Tax Services, dated November 8, 2000

(5) Lease with Tandy Corporation under the trade name Radio Shack, dated March 7, 1989